EXhibit 99.1

NEWS RELEASE

Golden Queen ANNOUNCES

voting results of annual general meeting

VANCOUVER, BRITISH COLUMBIA – June 3, 2016 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce the voting results of the Company’s Annual General Meeting held yesterday in Vancouver, British Columbia.

Voting Results

The Meeting of Shareholders was held on Thursday, June 2, 2016 (the “Meeting”). A total of 60,597,944 common shares were voted, representing 60.64% of the outstanding common shares. Shareholders voted in favour of setting the number of directors at four (4) and for the election of all director nominees. The percentage of votes cast for each is as follows:

1. Number of Directors

The number of directors for the Board of Directors of the Company was set as four (4).

Votes of shares for	% votes cast	Votes against	% votes cast
56,191,821	92.73%	4,406,122	7.27%

2. The Election of Directors

Each of the nominee directors listed in the Company's proxy statement and management information circular dated April 22, 2016 was elected as a director, without a vote by ballot being conducted. Golden Queen received proxies directing voting on the four (4) directors nominated for election as set forth in the table below:

Name of nominee	Votes for	% votes cast	Votes withheld/abstain	% votes cast
Thomas M. Clay	29,804,596	98.84%	349,090	1.16%
Bryan A. Coates	29,802,189	98.83%	351,497	1.17%
Bernard Guarnera	29,797,376	98.82%	356,310	1.18%
Guy Le Bel	29,802,461	98.84%	351,255	1.17%

3. Appointment of Auditors

According to proxies received and a vote by show of hands, PriceWaterhouseCoopers LLP was appointed as the Company's auditors until the next general meeting of shareholders or until a successor is appointed and the directors were authorized to fix the auditors' remuneration.

Votes of shares for	% votes cast	Votes withheld/abstain	% votes cast
59,781,111	98.65%	816,833	1.35%

4. Approval of Company’s Executive Compensation Program

According to proxies received and a vote by show of hands, approval of the compensation awarded to the Executive Officers as described in the management proxy statement and as required by the rules of the Securities and Exchange Commission was granted.

Votes of shares for	% votes cast	Votes against	% votes cast
29,181,090	96.78%	969,397	3.22%

Full details of all proposals are fully described in the Company’s Management Information Circular available on the Company’s website at www.goldenqueen.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov and the detailed results of voting on each proposal are included in the Report of Voting Results filed on SEDAR and on EDGAR.

About Golden Queen Mining Co. Ltd.:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: The information in the press news includes certain "forward-looking statements". All statements in the press release, other than statements of historical fact, including, without limitation, timing of commencement of commercial production, strip ratios, main pit plans, grade reconciliation plans, in-fill drilling program and performance of the HPGR system and other statements related to plans and intentions with respect to activities on the Project are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include, without limitation, risks and uncertainties regarding: accidents, equipment breakdowns; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical, or operational factors; that current early production stage results, including flow rates and ore quality, are indicative of results over time; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2015. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made.